                                                                       EXHIBIT A

                               [FORM OF SECURITY]

                            USA WASTE SERVICES, INC.

                        4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2002


No.                                                        CUSIP NO. 902917 AB 9
                                                                     $ _________

         USA Waste Services, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _________ Dollars, on February 1, 2002.

         Interest Payment Dates: February 1 and August 1; commencing August 1, 1997.

         Record Dates:  January 15 and July 15.

         Reference is made to the further provisions of this Security set forth below, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:       February 7, 1997         USA WASTE SERVICES, INC.,
                                      a Delaware corporation

[Seal]

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:
       ------------------------------
       Assistant Secretary




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               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


         This is one of the Securities of the series designated in the within-mentioned Indenture.


                                      TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION
                                        as Trustee


                                      By:
                                         --------------------------------------
                                          Authorized Signatory


Dated:
       -------------------------------




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                            USA WASTE SERVICES, INC.

                        4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2002


         THIS SECURITY IS A BOOK-ENTRY GLOBAL SECURITY WITHIN THE MEANING OF
THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE REFERRED TO BELOW, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

1.       Interest.

         USA Waste Services, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 4% per annum compounded semi-annually.

         The Company will pay interest semi-annually on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from February 7, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid ("Defaulted Interest"), may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of Global Securities (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, or at the option of the Company, payment of interest may be made by





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
check mailed to the Holders at their addresses set forth in the registry of Holders.

3.       Paying Agent and Registrar.

         Initially, Texas Commerce Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         This Security is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series under a Subordinated Indenture, dated as of February 1, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture, all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture, and those terms stated in the Resolutions of the Pricing Committee of the Board of Directors of the Company dated February 3, 1997 (the "Resolutions"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said Act and said Resolutions for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $535,275,000.

5.       Redemption.

         The Company will not have the right to redeem any Securities prior to February 1, 2000. On and after such date, the Securities will be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 45 days notice to each Holder of Securities, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing February 1 of the years indicated below:

        Year                                                  Percentage
        ----                                                  ----------
        2000   . . . . . . . . . . . . . . . . . . . . .       101.60%
        2001 and thereafter  . . . . . . . . . . . . . .       100.80%

in each case (subject to the right of Holders of record on a Regular Record Date for the payment of interest to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, if any, to the Redemption Date. In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems fair and appropriate. The Securities may be redeemed in part in multiples of $1,000 only.





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
         Any such redemption will also comply with Article Eleven of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be given in the manner provided in the Indenture to the Holders of Securities to be redeemed not less than 30 days and not more than 45 days prior to the Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and, except as set forth in the Indenture, from and after such Redemption Date, (unless the Company shall default in the payment of the Redemption Price and accrued interest), the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.





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10.      Conversion Rights.

         Subject to the provisions of the Indenture and the Resolutions, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $43.555 (or $22.959 shares per $1,000 in principal amount of Securities), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Resolutions, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture or the Resolutions, an amount equal to accrued interest payable on such Security.

11.      Subordination.

         Payment of principal, premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Resolutions, to the prior payment in full of all Senior Indebtedness.

12.      Repurchase at Option of Holder Upon a Change of Control.

         If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

13.      Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations as provided in the Indenture.

14.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, then in every such case, the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.





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
15.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

16.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

17.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.





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
                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company upon a Change of Control pursuant to the Indenture, check the box: /___/

         If you want to elect to have only part of this Security purchased by the Company upon a Change of Control pursuant to the Indenture, state the amount you want to be purchased: $__________________


<Date:                                    Signature:
     ---------------------------------               -------------------------------------
                                                     (Sign exactly as your name appears on
                                                     the other side of this Security)





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
                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES1


         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                                   Principal Amount of
                                                                                       this Global            Signature of
                                 Amount of decrease in    Amount of increase in     Security following    authorized officer of
                   Date of        Principal Amount of      Principal Amount of      such decrease (or     Trustee or Securities
                   Exchange      this Global Security      this Global Security         increase)               Custodian
                   --------      ---------------------    ---------------------    -------------------     --------------------




__________________________________

                      1   This schedule should only be added if the Security is
issued in global form.

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
                              [FORM OF] ASSIGNMENT


I, or we, assign this Security to ______________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

         Please insert Social Security or other identifying number of assignee _______________________ and irrevocably appoint _______________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him

Date: ____________________________  Signed: ____________________________________

________________________________________________________________________________
               (Sign exactly as name appears on the other side of this Security)

Signature Guarantee.*





__________________________________

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).

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
                                                                       EXHIBIT B

                           FORM OF CONVERSION NOTICE

                         To:  USA Waste Services, Inc.
                                 $_____,000,000
               [       ]% Convertible Subordinated Notes due 2002


         The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of USA Waste Services, Inc. in accordance with the terms of the Indenture referred to in this Security and
(ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Date: ____________________________      ________________________________________
                                                         Signature

         Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                                                             ____________________________________________________
                                                             Social Security or other Taxpayer Identifying Number

_________________________________________________________
                          (Name)


_________________________________________________________
                    (Street Address)


_________________________________________________________
                City, State and Zip Code)

                                                             Principal amount to be covered:  (if less than all)

                                                             $___________________________________________________

Signature Guarantee.*

__________________________________

     * Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).